SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2019

SCPHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction

of incorporation or organization)

001-38293	46-5184075
(Commission File Number)	(I.R.S. Employer Identification No.)

2400 District Avenue, Suite 310 Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 517-0730

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	SCPH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2019, scPharmaceuticals Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Solar Capital Ltd. (“Solar”) and Silicon Valley Bank (“SVB”, and together with Solar, the “Lenders”). Under the Loan Agreement, the Lenders will extend $20 million to the Company.

The Loan Agreement replaced the Company’s previous $10 million credit facility (the “Original Loan Agreement”) by and between the Company and the Lenders, dated as of May 23, 2017, as amended. The Original Loan Agreement was repaid in connection with this refinancing.

The Loan Agreement contains customary representations and warranties, events of default and affirmative and negative covenants, including, among others, covenants that limit or restrict the Company’s ability to, among other things, incur additional indebtedness, merge or consolidate, make acquisitions, pay dividends or other distributions or repurchase equity, make investments, dispose of assets and enter into certain transactions with affiliates, in each case subject to certain exceptions. As security for its obligations under the Loan Agreement, the Company granted the Lenders a first priority security interest on substantially all of the Company’s assets, including intellectual property, and subject to certain exceptions.

The facility carries a 48-month term with interest only payments on the term loan for the first 24 months. The Term Loan will mature in September 2023 and bears an interest rate of 7.95% plus the LIBOR rate (or a comparable replacement rate if LIBOR is no longer available). The Term Loan is subject to mandatory prepayment provisions that require prepayment upon the occurrence of bankruptcy or an insolvency event.

Additionally, as was in the Original Loan Agreement, the Company entered into an Exit Fee Agreement with the Lenders, whereby the Company agreed to pay an exit fee in the amount 4% of the loan (the “Exit Fee”) upon the occurrence of an Exit Event (as defined in the Exit Fee Agreement). Notwithstanding the prepayment or termination of the loan, the Exit Fee will expire 10 years from the Closing Date.

The above description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

The information in Item 1.01 above with respect to the Original Loan Agreement is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is hereby incorporated by reference in this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On September 18, 2019, the Company and Lenders issued a press release announcing the execution of the Loan Agreement. A copy of the press release is attached as Exhibit 99.2 hereto.

The information set forth under Item 7.01 and in Exhibit 99.1 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Loan and Security Agreement, dated September 17, 2019, by and among scPharmaceuticals Inc., Solar Capital Ltd. and Silicon Valley Bank

99.2	Press Release, dated September 18, 2019, announcing the Loan Agreement between the Company and the Lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2019	SCPHARMACEUTICALS INC.

By: /s/ John H. Tucker
Name: John H. Tucker
Title: President, Chief Executive Officer, Principal Financial Officer and Principal Executive Officer